                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            CREDIT DEPOT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            CREDIT DEPOT CORPORATION
                        SUPPLEMENT DATED DECEMBER 8, 1997
                                       TO
                                 PROXY STATEMENT
                             DATED NOVEMBER 21, 1997

           This Supplement should be read in conjunction with the Proxy Statement, dated November 21, 1997 (the "Proxy Statement"), for the Annual Meeting of Shareholders of Credit Corporation (the "Company") to be held on December 23, 1997. Capitalized terms used herein without definition have the same meaning as such terms have when used in the Proxy Statement.

GENERAL

           All shareholders are reminded that any proxy previously given may be revoked by written notice to the Secretary of the Company at any time before the proxy is exercised. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the shareholder votes by ballot at the meeting.

PRINCIPAL SHAREHOLDERS

           The section entitled "Principal Shareholders" on pages 2-3 of the Proxy Statement is hereby amended in its entirety to read as follows:

           The following table sets forth certain information regarding ownership of Common Stock for (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each Director and Director Nominee of the Company, (iii) each of the executive officers named under Executive Compensation, and (iv) all officers and Directors (including nominees) of the Company as a group as of October 29, 1997, after giving effect to a conversion offer accepted October 24, 1997 and a one-for-five reverse stock split effected on October 29,1997:



Name and Address                                             Shares Beneficially Owned (1)
of Beneficial Owner                                     ----------------------------------
or Identity of Group                                       Number               Percent of Class
--------------------                                       ------               ----------------
Gerald F. Sullivan (2)                                     51,000 (5)                 *%

Craig J. Brunet (2)                                        31,000 (6)                 *

Samuel R. Dunlap, Jr. (2)                                  79,813 (7)                1.38

Joel C. Williams (2)                                       20,000 (8)                 *

Samuel Scott Hemingway (2)                                 25,000 (9)                 *

Carlos R. Munoz (2)                                         4,000 (10)                *

John C. Thomas, Jr. (2)                                    35,517 (11)                *

Ralph J. DeBee, Jr. (2)                                    70,000 (12)               1.21

John R. Marshall, director nominee                            0                       *

Heiko H. Thieme, director nominee (3)                       2,244 (13)                *

Marvin V. Bolt, director nominee (3)                        2,240 (14)                *

Jackt Holdings Corp. (19)                                 560,000 (15)               8.94

Ranier Heubach (20)                                       339,567                    5.62

VPM Verwaltungs AG (21)                                   414,325 (24)              6.77

Fritz Reimann (22)                                        300,000 (16)              5.00

Thieme Fonds (23)                                         453,999 (17)              7.37

Arkansas Teachers Retirement System (4)                   371,441                   6.11

Michigan Municipal Employee Retirement Systems (4)        825,422                  12.64

Lancer Partners, LP                                       680,985                  10.66
237 Park Avenue
New York, NY 10017

All officers, directors, and director
nominees as a group (twelve (12) persons)                 280,881 (18)             4.70

-----------------
* Less than 1%

The Company's 1990 and 1993 Stock Option Plans are collectively referred to in these notes as the "Plans".

 (1) Except as otherwise indicated, each of the parties has sole voting and investment power over the shares owned.
 (2)     c/o Credit Depot Corporation, 700 Wachovia Center, Gainesville,
         Georgia 30501.
 (3)     1370 Avenue of the Americas, New York, New York 10019
 (4)     c/o KCM, 10829 Olive Blvd., St. Louis, MO 63141-7739.
 (5) Includes warrants to purchase 50,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days.
 (6) Represents options to purchase 31,000 shares of Common Stock that have been granted under the Plans and exercisable within 60 days.
 (7) Includes warrants to purchase 17,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days.
 (8) Includes warrants to purchase 20,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days.
 (9) Represents warrants to purchase 25,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days.
(10) Represents warrants to purchase 4,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days.
(11) Includes warrants to purchase 28,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days.
         (12) Includes options to purchase 30,067 shares of Common Stock that have been granted under the Plans and exercisable within 60 days, but does not include 39,933 shares issuable on exercise of options which are not exercisable within 60 days.
(13) Represents immediately exercisable warrants to purchase 2,244 shares of Common Stock. Mr. Thieme disclaims beneficial ownership of all securities of the Company owned by Thieme Fonds.
(14) Represents immediately exercisable warrants to purchase 2,240 shares of Common Stock. (15) Represents 40,000 shares of Common Stock issuable upon the conversion of convertible participations, immediately exercisable warrants to purchase 270,000 shares of Common Stock, and 250,000 shares of Common Stock issuable upon conversion of convertible debt.
(16) Represents 150,000 shares of Common Stock issuable upon the conversion of convertible debt and immediately exercisable warrants to purchase 150,000 shares of Common Stock.
(17) Includes 175,000 shares of Common Stock issuable upon the conversion of convertible debt and immediately exercisable warrants to purchase 181,250 shares of Common Stock.
(18) Includes warrants to purchase 144,000 shares of Common Stock that have been granted outside the Plans and exercisable within 60 days, and options to purchase 61,067 shares of Common Stock that have been granted within the Plans and exercisable within 60 days. Does not include 39,933 shares issuable on exercise of options to purchase Common Stock not exercisable within 60 days.

(19)     Rheinstrasse 81 CH-4133 Pratteln 1 Switzerland. (20) Unterbergstrasse
         104 a-5084 Grossgmain Salzburg Austria.
(21)     Therwilerstrasse 10 CH-4103 Bottmingen
         Switzerland.
(22)     Osterkampsweg 48 D-26131 Oldenburg Germany.

(23)     1 Place de Metz l-2954 Luxembourg.

(24) Includes immediately exercisable warrants to purchase 90,928 shares of Common Stock.


PROPOSAL 1 -- ELECTION OF DIRECTORS

         The biography for Heiko H. Thieme on page 5 of the Proxy Statement is hereby amended in its entirety to read as follows:

       HEIKO H. THIEME (nominee) is, and has been since 1990, Chairman of the Board of Directors and Chief Executive Officer of American Heritage Management Corporation and President of Thieme Associates Inc., both of which are investment advisors. Mr. Thieme is also President of Thieme Consulting, Inc., a financial consulting firm and Thieme Securities, Inc., a securities broker-dealer. Mr. Thieme is the Chief Executive Officer of The American Heritage Fund, Inc.; American Heritage Growth Fund, Inc.; Thieme Fonds International; and The Global Opportunity Fund Ltd, all of which are investment companies. From 1979 to 1989, Mr. Thieme was the Executive Vice-President in charge of U.S. equities for Deutsche Bank Capital Corporation in New York, and served as a consultant to the parent company, Deutsche Bank in Frankfurt, Germany. Mr. Thieme was a Vice-President with the U.S. Investment Bank, White Weld in London. From 1972 to 1976, he worked with the British securities brokerage firm of Wood & McKenzie in Edinburgh and London. Mr. Thieme has received education from institutions in Germany, Scotland, and the United States, and has a law degree from the University of Hamburg in Germany.

EXECUTIVE COMPENSATION

           The last paragraph in the section entitled "Executive Compensation -- Compensation of Directors" on page 7 of the Proxy Statement is hereby amended in its entirety to read as follows:

           On October 29, 1997, the number of shares exercisable per each option was reduced by one-fifth, and the exercise price was increased by a factor of five. This reduced the number of shares granted to all directors from 975,000 to 195,000. On November 3, 1997, all outstanding options which had been granted to currently serving Directors as of that date were canceled, and each director was issued a single three-year warrant to purchase common stock of the Company. The options which were canceled had a ten year exercise period. The number of shares underlying the respective warrants was equal to or less than the number of shares underlying each respective option. The exercise price of the warrant is $2.50, which was 25% above the market price of the common stock on the date of grant. The exercise prices of the canceled options were between $17.50 and $20.00, with a weighted average exercise price of $18.30.

           In the event that Heiko H. Thieme is elected to serve on the Board of Directors of the Company, it is expected that he will be elected to serve as Chairman of the Board of Directors. In such event, the Company anticipates that Mr. Thieme may be granted options to purchase up to 1,000,000 shares of Common Stock over a three year period as consideration for his services as Chairman. The number of options and the terms thereof have not yet been determined by the Company, although the exercise prices of such options will be at least equal to the fair market value of the common stock at the date of each grant.

           See "Certain Relationships and Related Transactions" for additional information on directors and director nominees.

         The last paragraph in the section entitled "Executive Compensation -- Report of the Compensation Committee On Repricing of Options" on page 8 of the Proxy Statement is hereby amended in its entirety to read as follows:

           On November 3, 1997, the exercise prices of all employee options outstanding were reduced to $2.00, the market price of the common stock on that date. This re-pricing was done to once again provide incentive value for the options. The exercise price of options prior to the repricing ranged from $13.75 to $20.00, with a weighted-average exercise price of $17.80.

           This report is submitted by the Company's Compensation Committee:

                                 Craig J. Brunet
                              Samuel R. Dunlap, Jr.
                               John C. Thomas, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The last paragraph in the section entitled "Certain Relationships and Related Transactions" on page 9 of the Proxy Statement is hereby amended in its entirety to read as follows:

           Heiko H. Thieme has been nominated to serve on the Board of Directors of the Company, and if so elected, is expected to be elected to serve as Chairman of the Board of Directors. Mr. Thieme is the President and sole stockholder of Thieme Securities, Inc., a securities broker-dealer, and Thieme Consulting, Inc., and is the President of Thieme Fonds International. Mr. Thieme is the President of the investment advisory board to Thieme Fonds International. Marvin V. Bolt, the Vice-President of Portfolio Management of Thieme Associates, Inc., has also been nominated to serve on the Board of Directors of the Company.

           In October 1995, the Company sold $6,400,000 of Units, each Unit consisting of 200 shares of 9% Cumulative Convertible Preferred Stock (the "9% Preferred Stock") convertible into 1,000 shares of common stock and warrants to purchase 500 shares of Common Stock at an exercise price of $4.00 per share (subject to adjustment). In connection with such offering, Mr. Thieme assisted the placement agent of the offering in identifying potential investors and received from the placement agent fees of $247,395 and 2,244 warrants to purchase Common Stock at an exercise price of $4.00 per share (subject to adjustment). In addition, Thieme Fonds International invested $250,000 in such offering (on the same terms as other investors) and, accordingly, received 2,500 shares of 9% Preferred Stock and 6,250 warrants. In connection with a conversion offer in October 1997, Thieme Fonds International received 80,849 shares of Common Stock in exchange for such 9% Preferred Stock.

           From July through November 1997, the Company sold $1,450,000 of 10% Convertible Secured Notes (the "Bridge Notes") and accompanying warrants to purchase, on or before March 31, 1999, an aggregate of 725,000 shares of Common Stock at an exercise price of $2.00 per share. In connection with such offering, the Company paid to Thieme Securities, Inc., the placement agent, cash commissions of $125,000. Thieme Fonds International invested $350,000 in such offering (on the same terms as other investors) and, accordingly, received $350,000 principal amount of Bridge Notes and 175,000 warrants to purchase Common Stock. The Bridge Notes, which are convertible into Common Stock at any time prior to maturity at a conversion price of $2.00 per share, were originally due on October 31, 1997, but the maturity date thereof has been extended without additional consideration to the lenders until June 30, 1998.

           The Company has paid an aggregate of $260,000 at the rate of $10,000 per month to Thieme Consulting, Inc., pursuant to a consulting agreement signed in June 1995. The Company expects to continue to pay Thieme Consulting for consulting services to be rendered in the future at the rate of $10,000 per month.

           Thieme Securities, Inc. and/or other entities affiliated with Heiko Thieme may in the future act as placement agent with respect to sales, if any, of the Company's securities.